SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)   June 20, 1996

                             HOME HOLDINGS INC.
         (Exact name of registrant as specified in its charter)

       Delaware                 0-19347                    13-3584978
     (State or other          (Commission             (IRS Employer
      jurisdiction of          File Number)        Identification No.)
      incorporation)

       59 Maiden Lane, New York, New York                  10038-4548
     (Address of principal executive offices)               (Zip Code)

                          (212) 530-6600
     Registrant's telephone number, including area code:


     (Former name or former address, if changed since last report)



     ITEM 5.  OTHER EVENTS.

               The Home Insurance Company (the "Company"), a subsidiary of Home Holdings Inc., announced on June 20, 1996 that it has stopped paying rent for its headquarters in New York City located at 59 Maiden Lane. The Company stated that it has been paying over three times the market rent for approximately twice the space it actually occupies and that it has received no response from the building's owners to a recent proposal to reform the lease.

               The Company went into run-off in June of 1995, meaning that it no longer writes new business but continues to pay claims. It is being monitored by the New Hampshire Insurance Department, whose primary interest is to protect the Company's assets for the benefit of its policyholders. The Company's Board of Directors decided that, considering these financial circumstances, it would not be prudent for the Company to continue to pay rent for its headquarters at 59 Maiden Lane.

     ITEM 7.  EXHIBITS.

     Exhibit 99.1 Press Release issued by The Home Insurance Company on June 20, 1996.



                                  SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HOME HOLDINGS INC.

     Date:  June 20, 1996          By: /s/ Richard H. Hershman
                                      Name:  Richard H. Hershman
                                      Title: Treasurer (Principal
                                             Financial and Accounting
                                             Officer through the Services
                                             Agreement with Risk Enterprise
                                             Management Limited)